UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2026 (July 30, 2026)

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster

Tel Aviv-Jaffa, Israel 6803605

(Address of Principal Executive Offices) (Zip Code)

+972 52 775 5072

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2026, Raphael Pharmaceutical Inc. (the “Company”) entered into an Enterprise AI Transformation and Growth Partnership with AIcreatesAI Inc. (“AIcreatesAI”) pursuant to an Annual Managed Services Proposal and Agreement (the “Agreement”). The Agreement became effective on July 30, 2026, the date of the last signature by the parties.

Under the Agreement, AIcreatesAI will serve as the Company’s managed artificial intelligence transformation, commercialization, communications, product and growth operations partner. The initial term is twelve months. The annual managed-services fee is $180,000, payable in monthly installments of $15,000, subject to the deferred-payment provisions described in the Agreement.

The services contemplated by the Agreement include, among other matters, digital transformation and operating-system implementation; website, application and CRM development and management; analytics and executive dashboards; approved marketing, content, social-media, email and press support; research and product intelligence; partnership-development support; and investor and corporate communications, in each case subject to the Company’s approval, applicable law and the compliance controls set forth in the Agreement.

The Agreement provides that when funds are temporarily unavailable, any unpaid service invoices automatically become deferred payment obligations and remain payable upon the Company’s receipt of financing, capital investment, commercial revenues or other available financial resources. With AIcreatesAI’s written consent, the Company may satisfy deferred payment obligations through the issuance of Company common shares, subject to applicable securities laws and OTC Markets requirements.

The Agreement also contemplates the design, development and maintenance of a Company-branded digital token platform, subject to Board approval and applicable law. In consideration for ongoing operation and maintenance of that platform, AIcreatesAI is entitled to receive two percent (2%) of the net profits generated from the platform, separate from the annual service fee. The Agreement does not itself authorize regulated token issuance, exchange listing, custody, securities sales or other regulated financial services.

The Agreement may be terminated by either party for a material breach that remains uncured for fifteen days after written notice. The parties are independent contractors, and the Agreement does not create a partnership, joint venture, fiduciary relationship or equity partnership.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Enterprise AI Transformation and Growth Partnership - Annual Managed Services Proposal and Agreement between Raphael Pharmaceutical Inc. and AIcreatesAI Inc., effective July 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer
Date:	August 31, 2026

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